UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐     Preliminary Proxy Statement
☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐     Definitive Proxy Statement
☑     Definitive Additional Materials
☐     Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12
AGILYSYS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement)
Payment of Filing Fee (Check the appropriate box):
☑     No fee required.
☐     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

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Dear Sir or Madam:
     As a participant in The Retirement Plan of Agilysys, Inc. (the “Plan”), you have chosen to invest a portion of your account in common stock of Agilysys, Inc. (the “Company”). Under the Plan’s terms, you have the right to vote these shares in connection with the attached Proxy Statement.
     Your vote will remain confidential. The Plan’s fund manager, Massachusetts Mutual Financial Group, independently receives, reviews and tallies the votes. The Company will not receive participant-specific voting results.
     The Retirement Plan Committee (the “Committee”) is the fiduciary responsible for monitoring compliance with Section 404(c) of the Employee Retirement Income Security Act of 1974, as amended, which provides for participants and beneficiaries to exercise independent control of the investment of their interests under the Plan. In this regard, the Plan provides that:
The Plan is intended to constitute a plan described in ERISA Section 404(c) and regulations issued thereunder. The fiduciaries of the Plan may be relieved of liability for any losses that are the direct and necessary result of investment instructions given by a Participant, his Beneficiary, or an alternate payee under a qualified domestic relations order.
     Finally, you should know how your shares will be voted if you do not direct them. The Committee’s charter provides that the Committee is responsible for “[c]ausing employer securities which have not been voted or tendered by participants and beneficiaries on whose behalf they are held in the [ ] Plan with respect to a particular vote or tender offer to be voted in the same proportion as the employer securities which have been so voted or tendered.” The Committee will follow this provision of its charter unless it determines that the Plan’s participants and beneficiaries interests dictate otherwise.
     You may contact the Committee with any questions about your rights and the voting procedures at:
The Retirement Plan Committee
28925 Fountain Parkway
Solon, OH 44139
Attn: Susan Gerlach
(440) 519-8185
Sincerely,
The Retirement Plan Committee

c/o National City Bank Shareholder Services Operations Locator 5352 P. O. Box 94509 Cleveland, OH 44101-4509
Voting instruction card must be signed and dated below.
ò    Please fold and detach card at perforation before mailing.   ò

ANNUAL MEETING OF SHAREHOLDERS – March 26, 2009 Voting Instructions Solicited on Behalf of the Trustee
The undersigned hereby instructs State Street Bank & Trust Company, as Trustee, and Massachusetts Mutual Financial Group, as fund manager of the Retirement Plan of Agilysys, Inc. (the “Plan”) to vote in person or by proxy all common shares of Agilysys, Inc. credited to my account which are entitled to vote under the Plan at the Annual Meeting of Shareholders of the Company, to be held at the Company’s headquarters at 28925 Fountain Parkway, Solon, Ohio 44139, at 8:00 a.m., local time, and at any adjournments thereof, upon the matters set forth on the reverse side and described in the accompanying proxy statement, hereby revoking any and all voting instructions heretofore given.

Signature
Your signature should be exactly the same as the name imprinted hereon.

Dated:	, 2009

PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE

YOUR VOTE IS IMPORTANT
If your shares are registered in your own name, please sign, date and mail the enclosed WHITE Voting Instruction Card using the postage-paid envelope provided today.
After signing the enclosed WHITE Voting Instruction Card do not sign or return any gold voting instruction card sent to you by Ramius. Remember – only your latest dated instruction card will determine how your shares are to be voted at the meeting.
If you have any questions or need assistance in voting your shares, please contact our proxy solicitor.
199 Water Street, 26th Floor
New York, NY 10038
Stockholders Call Toll Free (800) 336-5134
Banks and Brokers (212) 440-9800
Voting instruction card must be signed and dated below.
ò    Please fold and detach card at perforation before mailing.   ò

VOTING INSTRUCTION CARD
This instruction card, when properly executed, will be voted in the manner directed herein by the undersigned. If no instruction is given, your shares will be voted FOR the nominees listed and FOR proposal 2. The Board of Directors recommends a vote FOR proposals 1 and 2.
Absent specific instructions with respect to cumulative voting, in the event there is cumulative voting for the election of Directors at the Annual Meeting of Shareholders, the Trustee will vote the common shares credited to your account which are entitled to vote under the Plan cumulatively among all or less than all of the Board of Director’s nominees, and to allocate such votes among all or less than all of such nominees (other than nominees for whom authority to vote has been withheld) in the same relative proportion (to the nearest extent possible) as common shares entitled to vote under the Plan are voted for the nominees listed below.

1.	ELECTION OF DIRECTORS:
	❑	FOR all nominees listed below		❑	WITHHOLD AUTHORITY
		(except as marked to the contrary below)			to vote for all nominees listed below

		Thomas A. Commes	R. Andrew Cueva	Howard V. Knicely

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the following line.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm:

	❑	FOR	❑	AGAINST	❑	ABSTAIN

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.
CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE